Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2022

EARNINGS PER DILUTED SHARE OF $2.92

QUARTERLY CASH DIVIDEND TO INCREASE 33.3% TO $0.40 PER SHARE

THOMASVILLE, N.C. (February 1, 2023) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2022.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2022	2021	% Chg.	2022	2021	% Chg.
Total revenue	$1,491,659	$1,410,358	5.8%	$6,260,077	$5,256,328	19.1%
LTL services revenue	$1,473,663	$1,389,776	6.0%	$6,177,055	$5,177,497	19.3%
Other services revenue	$17,996	$20,582	(12.6)%	$83,022	$78,831	5.3%
Operating income	$430,229	$372,491	15.5%	$1,840,632	$1,391,602	32.3%
Operating ratio	71.2%	73.6%		70.6%	73.5%
Net income	$323,929	$278,806	16.2%	$1,377,159	$1,034,375	33.1%
Diluted earnings per share	$2.92	$2.41	21.2%	$12.18	$8.89	37.0%
Diluted weighted average shares outstanding	111,092	115,681	(4.0)%	113,078	116,410	(2.9)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion produced fourth quarter financial results that allowed us to finish the year with Company records for annual revenue and profitability. The results for both the quarter and the year reflect a continued focus on the consistent execution of our long-term strategic plan. This plan revolves around our ability to provide superior service at a fair price while also ensuring that we have sufficient capacity to support our anticipated growth. As a result, we have created an unmatched value proposition in our industry that helped us achieve over $1 billion of revenue growth for the second straight year in 2022.

“Our revenue growth in the fourth quarter included a 16.7% increase in LTL revenue per hundredweight, which more than offset the decrease in LTL tons. LTL revenue per hundredweight, excluding fuel surcharges, increased 8.7% and reflects the continued execution of our long-term pricing initiatives. As part of our pricing philosophy, we focus on continuously improving the profitability of each customer account through yield increases that are designed to offset our cost inflation and support further investments in our capacity and technology. We must continue to provide our customers with superior service to support this approach, however, and we were proud to deliver 99% on-time service during the fourth quarter with a cargo claims ratio of 0.1%.

“The operating ratio for the fourth quarter improved 240 basis points to 71.2% as compared to the fourth quarter of 2021. We continued to operate efficiently during the quarter, despite the decline in volumes, and we also continued our

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ODFL Reports Fourth Quarter Financial Results

February 1, 2023

diligent approach to managing our discretionary spending. Our salaries, wages and benefit costs as a percent of revenue improved to 44.0% from 46.9% in the fourth quarter of 2021, and our purchased transportation costs decreased 200 basis points to 1.9% of revenue. The combination of these improvements more than offset the increase in operating supplies and expenses as a percent of revenue that primarily resulted from the significant increase in the cost of diesel fuel and other petroleum-based products during the quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $361.3 million for the fourth quarter of 2022 and $1.7 billion for the year. The Company had $186.3 million in cash and cash equivalents at December 31, 2022.

Capital expenditures were $270.4 million for the fourth quarter of 2022 and $775.1 million for the year. The Company expects its aggregate capital expenditures for 2023 to total approximately $800 million, including planned expenditures of $300 million for real estate and service center expansion projects; $400 million for tractors and trailers; and $100 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the fourth quarter of 2022 through its share repurchase and dividend programs. For the year, the cash utilized for shareholder return programs included $1.3 billion of share repurchases and $134.5 million of cash dividends.

Increase to Quarterly Cash Dividend

The Company's Board of Directors has declared a first-quarter dividend of $0.40 per share, payable on March 15, 2023, to shareholders of record at the close of business on March 1, 2023. This dividend represents a 33.3% increase to the quarterly cash dividend paid in the first quarter of 2022.

Summary

Mr. Gantt concluded, “Old Dominion’s record-breaking results in 2022 reflect the strength of our team and their unwavering commitment to provide our customers with superior service. While we have recently announced the transition to our next President and Chief Executive Officer, I can proudly assure you that our entire team will remain fully committed to executing the same strategic plan that has helped us produce profitable growth over the long term. There will be no change in our commitment to service nor will we change our approach of investing in our service center network, our technology and, most importantly, our OD Family of employees. With our ongoing and steadfast commitment to the core principles that have differentiated us in the marketplace, we are confident that we can continue to win market share and increase shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through February 8, 2023, at (877) 344-7529, Access Code 2673176.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to health epidemics, pandemics and similar outbreaks; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of equipment and parts, including regulatory changes and supply

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ODFL Reports Fourth Quarter Financial Results

February 1, 2023

constraints that could impact the cost of these assets; (6) increased costs, beyond what we may be able to recover through price increases, including as a result of inflation; (7) the availability and cost of suitable real estate; (8) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (9) the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (10) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) decreases in demand for, and the value of, used equipment; (13) our ability to successfully consummate and integrate acquisitions; (14) the costs and potential liabilities related to our international business relationships; (15) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (16) the competitive environment with respect to our industry, including pricing pressures; (17) various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (18) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (19) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (20) our ability to retain our key employees and continue to effectively execute our succession plan; (21) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (22) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (23) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (24) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (25) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (26) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (27) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (28) the effects of legal, regulatory or market responses to climate change concerns; (29) the increase in costs associated with healthcare legislation and other mandated benefits; (30) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (31) the impact of changes in tax laws, rates, guidance and interpretations; (32) the concentration of our stock ownership with the Congdon family; (33) the ability or the failure to declare future cash dividends; (34) fluctuations in the amount and frequency of our stock repurchases; (35) volatility in the market value of our common stock; (36) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (37) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth Quarter Financial Results

February 1, 2023

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2022		2021		2022		2021
Revenue	$1,491,659	100.0%	$1,410,358	100.0%	$6,260,077	100.0%	$5,256,328	100.0%

Operating expenses:
Salaries, wages & benefits	655,852	44.0%	661,123	46.9%	2,716,835	43.4%	2,467,985	47.0%
Operating supplies & expenses	207,626	13.9%	159,373	11.3%	852,955	13.6%	567,615	10.8%
General supplies & expenses	39,418	2.6%	33,152	2.4%	159,998	2.6%	136,059	2.6%
Operating taxes & licenses	35,458	2.4%	34,902	2.5%	141,239	2.3%	133,452	2.5%
Insurance & claims	7,739	0.5%	9,970	0.7%	58,301	0.9%	53,549	1.0%
Communications & utilities	10,522	0.7%	8,825	0.6%	40,584	0.6%	34,149	0.7%
Depreciation & amortization	72,053	4.9%	66,789	4.7%	276,050	4.5%	259,883	4.9%
Purchased transportation	28,477	1.9%	55,107	3.9%	158,111	2.5%	185,785	3.5%
Miscellaneous expenses, net	4,285	0.3%	8,626	0.6%	15,372	0.2%	26,249	0.5%

Total operating expenses	1,061,430	71.2%	1,037,867	73.6%	4,419,445	70.6%	3,864,726	73.5%

Operating income	430,229	28.8%	372,491	26.4%	1,840,632	29.4%	1,391,602	26.5%

Non-operating (income) expense:
Interest expense	280	0.0%	384	0.0%	1,563	0.0%	1,727	0.0%
Interest income	(2,951)	(0.2)%	(126)	(0.0)%	(4,884)	(0.1)%	(786)	(0.0)%
Other expense, net	898	0.0%	457	0.0%	2,604	0.1%	2,238	0.1%

Income before income taxes	432,002	29.0%	371,776	26.4%	1,841,349	29.4%	1,388,423	26.4%

Provision for income taxes	108,073	7.3%	92,970	6.6%	464,190	7.4%	354,048	6.7%

Net income	$323,929	21.7%	$278,806	19.8%	$1,377,159	22.0%	$1,034,375	19.7%

Earnings per share:
Basic	$2.94		$2.43		$12.26		$8.94
Diluted	$2.92		$2.41		$12.18		$8.89

Weighted average outstanding shares:
Basic	110,350		114,896		112,341		115,651
Diluted	111,092		115,681		113,078		116,410

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ODFL Reports Fourth Quarter Financial Results

February 1, 2023

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2022	2021	% Chg.	2022	2021	% Chg.
Work days	61	61	0.0%	253	252	0.4%
Operating ratio	71.2%	73.6%		70.6%	73.5%
LTL intercity miles (1)	177,068	182,687	(3.1)%	746,028	707,611	5.4%
LTL tons (1)	2,330	2,563	(9.1)%	10,211	10,119	0.9%
LTL tonnage per day	38,195	42,020	(9.1)%	40,359	40,153	0.5%
LTL shipments (1)	2,977	3,256	(8.6)%	12,989	12,880	0.8%
LTL shipments per day	48,798	53,374	(8.6)%	51,341	51,111	0.5%
LTL revenue per intercity mile	$8.24	$7.53	9.4%	$8.28	$7.32	13.1%
LTL revenue per hundredweight	$31.30	$26.82	16.7%	$30.24	$25.59	18.2%
LTL revenue per hundredweight, excluding fuel surcharges	$24.65	$22.67	8.7%	$23.87	$21.99	8.5%
LTL revenue per shipment	$489.96	$422.28	16.0%	$475.45	$402.01	18.3%
LTL revenue per shipment, excluding fuel surcharges	$385.89	$356.93	8.1%	$375.36	$345.54	8.6%
LTL weight per shipment (lbs.)	1,565	1,575	(0.6)%	1,572	1,571	0.1%
Average length of haul (miles)	932	944	(1.3)%	934	935	(0.1)%
Average active full-time employees	23,799	23,610	0.8%	24,389	22,098	10.4%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$186,312	$462,564
Short-term investments	49,355	254,433
Other current assets	698,073	666,790
Total current assets	933,740	1,383,787
Net property and equipment	3,687,068	3,215,686
Other assets	217,802	222,071
Total assets	$4,838,610	$4,821,544

Current maturities of long-term debt	$20,000	$—
Other current liabilities	509,793	464,234
Total current liabilities	529,793	464,234
Long-term debt	79,963	99,947
Other non-current liabilities	575,937	577,556
Total liabilities	1,185,693	1,141,737
Equity	3,652,917	3,679,807
Total liabilities & equity	$4,838,610	$4,821,544

Note: The financial and operating statistics in this press release are unaudited.

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